Exhibit 10.1

AMENDMENT

TO

PURCHASE AGREEMENT

This Amendment to the Purchase Agreement (this “Amendment”) is made and entered into as of October 16, 2012, by and between American Apparel, Inc., a Delaware corporation (the “Company”), and Dov Charney (the “Purchaser”) and amends the Purchase Agreement, dated as of April 27, 2011 (the “Purchase Agreement”), between the Company and Purchaser (capitalized terms used but not defined herein have the respective meanings set forth in the Purchase Agreement).

WHEREAS, pursuant to the Purchase Agreement, Purchaser has the right to receive up to 20,415,800 shares of Common Stock pursuant to the Charney Anti-Dilution Provision on the terms and subject to the conditions set forth in the Purchase Agreement; and

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders, subject to the approval by the requisite vote of the Company’s stockholders at the 2013 Annual Meeting of the Company (the “Extension Approval”), to amend the Charney Anti-Dilution Provision as set forth herein to further incentivize the Purchaser in his continued service to the Company.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, mutual covenants and agreements set forth herein, the parties hereto agree as follows:

SECTION 1.   AMENDMENTS AND OTHER PROVISIONS

1.1          Amendment to Section 4.3(d). The Purchase Agreement is hereby amended as follows, effective as of the date hereof but with such amendments being operative only if the Extension Approval is obtained, if such approval is obtained, and then as if such amendments had been operative as of and from the date of this Amendment:

(a)         Section 4.3(b) of the Purchase Agreement is hereby amended to replace the reference in the first sentence thereof to “Within five business days after the time a VWAP Target (as defined below) is satisfied” with “Within five business days after the later of (i) the date of the Extension Approval and (ii) the time a VWAP Target (as defined below) is satisfied” and to replace the reference in the last sentence thereof to “as of the date the applicable VWAP Target is satisfied” with “as of the date the applicable VWAP Target is satisfied, subject, as applicable with respect to such VWAP Target, to the Extension Approval having been obtained”.

(b)         Section 4.3(d)(i) of the Purchase Agreement is hereby amended by replacing the reference therein to “April 15, 2013” with a reference to “April 15, 2014” and replacing the reference therein to “60 consecutive trading days” with “30 consecutive trading days”.

(c)         Section 4.3(d)(ii) of the Purchase Agreement is hereby amended by replacing the reference therein to the period of “April 16, 2013 to and including April 15, 2014” with a reference to the period of “April 16, 2014 to and including April 15, 2015” and replacing the reference therein to “60 consecutive trading days” with “30 consecutive trading days”.

Exhibit 10.1

(d)         Section 4.3(d)(iii) of the Purchase Agreement is hereby amended by replacing the reference therein to the period of “April 16, 2014 to and including April 15, 2015” with a reference to the period of “April 16, 2015 to and including April 15, 2016” and replacing the reference therein to “60 consecutive trading days” with “30 consecutive trading days”.

1.2         Consequences of Failure to Obtain Extension Approval. Notwithstanding anything to the contrary in this Amendment, in the event that the Extension Approval is not obtained at the 2013 Annual Meeting of the Company, the amendments to the Purchase Agreement contemplated by Section 1.1 hereof shall have no effect and Sections 4.3(b) and 4.3(d) of the Purchase Agreement shall be unaffected by this Amendment.

SECTION 2.   REPRESENTATIONS AND WARRANTIES

2.1         Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows:

(a)         The Company has the requisite corporate power and authority to execute and deliver this Amendment, to perform its obligations under this Amendment and to consummate the transactions contemplated hereby to which it is a party.

(b)         This Amendment has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Amendment by the Purchaser, is a valid and binding obligation of the Company and is enforceable by the Purchaser against the Company in accordance with its terms, subject, as to enforcement, to (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereinafter in effect affecting creditors’ rights generally and (ii) general principles of equity.

2.2         Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows:

(a)         The Purchaser has the requisite legal capacity and authority to execute and deliver this Amendment, to perform his obligations under this Amendment and to consummate the transactions contemplated hereby to which he is a party.

(b)         This Amendment has been duly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery of this Amendment by the Company, is a valid and binding obligation of the Purchaser and is enforceable by the Company against the Purchaser in accordance with its terms, subject, as to enforcement, to (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereinafter in effect affecting creditors’ rights generally and (ii) general principles of equity.

Exhibit 10.1

SECTION 3.   MISCELLANEOUS

3.1         Effect of Amendment. Except as expressly provided in this Amendment, all of the terms, covenants and other provisions of the Purchase Agreement shall continue to be in full force and effect in accordance with their respective terms. After the date hereof, all references to the Purchase Agreement (whether in the Purchase Agreement or this Amendment) shall refer to the Purchase Agreement as amended by this Amendment.

3.2         Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to each of the other parties, it being understood that all parties need not sign the same counterpart.

3.3         Entire Agreement. This Agreement, the Amendment and all other documents required to be delivered pursuant to the Agreement or this Amendment constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior documents, agreements and understandings, both written and verbal, among the parties with respect to the subject matter hereof and thereof and the transactions contemplated hereby and thereby.

3.4         GOVERNING LAW.  This AMENDMENT shall be governed by and construed in accordance with CONTRACTS MADE AND TO BE PERFORMED IN the STATE OF Delaware.

(Signature pages follow)

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

AMERICAN APPAREL, INC.

By:	/s/ Glenn A. Weinman
Name:	Glenn A. Weinman
Title:	Executive Vice President, General Counsel

/s/ Dov Charney
Dov Charney